UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

HEALTHSPORT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 593-4880

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2010, HealthSport, Inc. (“HealthSport,” “we,” “our” or “us”) entered into amendments to the (i) merger agreement among HealthSport, Inc., HealthSport Subsidiary, LLC and Supplemental Manufacturing & Ingredients LLC (“SMI”) dated May 21, 2010, (ii) the promissory note issued by SMI to HealthSport dated December 1, 2009 as amended March 19, 2010, and (iii) the pledge agreement between HealthSport and SMI dated December 1, 2009 as amended March 19, 2010. The amendment to the merger agreement extends the termination date of the merger agreement from July 15, 2010 to August 15, 2010 in order to provide more time for the parties to complete the negotiations of the proposed business combination and the negotiations to secure the $10 million financing. In accordance with the amendment to the merger agreement, we amended the promissory note and pledge agreement to provide that the due date for the $2.5 million payment due from SMI to HealthSport on July 15, 2010 is extended to August 15, 2010. The foregoing description of the terms of the amendments are qualified in their entirety by reference to the provisions of such amendments, which are included as exhibits to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Second Amendment to Promissory Note issued by HealthSport, Inc. to Supplemental Manufacturing & Ingredients, LLC dated July 14, 2010
10.1	Amendment to Merger Agreement Among HealthSport, Inc., HealthSport Subsidiary, LLC and Supplemental Manufacturing & Ingredients, LLC dated July 14, 2010
10.2	Second Amendment to Pledge Agreement between HealthSport, Inc. and Supplemental Manufacturing & Ingredients dated July 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2010	HealthSport, Inc.
	By:	/s/ Kevin Taheri

Kevin Taheri Chief Executive Officer